UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2011
NATIONAL PROPERTY INVESTORS 4
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	0-10412 (Commission File Number)	13-3031722 (IRS Employer Identification No.)

55 BEATTIE PLACE	29602
POST OFFICE BOX 1089
GREENVILLE, SOUTH CAROLINA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On July 28, 2011, National Property Investors 4, a California limited partnership, filed a Current Report on Form 8-K (the “Original Form 8-K”) related to the partnership’s entry into an agreement and plan of conversion and merger. This Form 8-K/A is being filed solely to update the disclosure made in the fourth paragraph under Item 1.01 of the Original Form 8-K regarding the number of units of limited partnership interests of the partnership owned by AIMCO Properties, L.P., a Delaware limited partnership, that are subject to a voting restriction.

ITEM 1.01.	Entry into a Material Definitive Agreement.
     On July 28, 2011, National Property Investors 4, a California limited partnership (“NPI 4”), entered into an agreement and plan of conversion and merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”) and AIMCO NPI 4 Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”), pursuant to which the partnership agreement of NPI 4 will first be amended to remove the prohibition on transactions between NPI, on the one hand and its general partner and its affiliates, on the other, following which NPI 4 will be converted from a California limited partnership to a Delaware limited partnership named National Property Investors 4, LP (“New NPI 4”), following which the Merger Subsidiary will be merged with and into New NPI 4, with New NPI 4 as the surviving entity.
     In the conversion and merger, each unit of limited partnership interest (each, a “Unit”) of NPI 4 outstanding immediately prior to the consummation of the conversion and merger will be converted into an identical unit of limited partnership interest in New NPI 4 (also known as a “Unit”), following which each Unit (other than Units held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement) will be converted into the right to receive, at the election of the limited partner, either (i) $195.27 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO OP calculated by dividing $195.27 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger (the “OP Unit Consideration”). However, if AIMCO OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO OP in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.
     In the merger, AIMCO OP’s membership interest in the Aimco Subsidiary will be converted into Units of New NPI 4. As a result, after the merger, AIMCO OP will be the sole limited partner of New NPI 4, holding all outstanding Units. NPI Equity Investments, Inc. will continue to be the general partner of New NPI 4 after the conversion and merger, and NPI 4’s partnership agreement in effect immediately prior to the conversion and merger will be the partnership agreement of New NPI after the conversion and merger and will be amended to reflect the conversion and merger.
     Completion of the conversion and merger is subject to certain conditions, including approval by a majority in interest of the limited partners holding Units. As of July 21, 2011, NPI 4 had issued and outstanding 60,005 Units, and AIMCO OP and its affiliates owned 47,850 of those Units, or approximately 79.74% of the number of outstanding Units. Of these 47,850 Units, 26,466 are subject to a voting restriction, which requires such Units to be voted in proportion to the votes cast with respect to the Units not subject to this restriction, which will result in AIMCO OP and its affiliates voting a total of 38,258 Units, or approximately 63.76% of the outstanding Units. AIMCO OP and its affiliates have indicated that they intend to take action by written consent to approve the merger.
     The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 10.2 to NPI 4’s Current Report on Form 8-K filed with the SEC on July 28, 2011 and is incorporated by reference herein.

Additional Information for Investors:
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. AIMCO OP and Apartment Investment and Management Company will file with the Securities and Exchange Commission a registration statement on Form S-4 that will include an information statement of NPI 4 relating to the transactions, which will also constitute a prospectus of AIMCO OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION.
     The information statement/prospectus and other documents which will be filed with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
Number	Description

10.2
Agreement and Plan of Conversion and Merger, dated July 28, 2011, by and among National Property Investors 4, AIMCO Properties, L.P. and AIMCO NPI 4 Merger Sub LLC (filed with the SEC as Exhibit 10.2 to National Property Investors 4’s Current Report on Form 8-K on July 28, 2011, and incorporated by reference herein)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2011	NATIONAL PROPERTY INVESTORS 4 By: NPI EQUITY INVESTMENTS, INC., Its General Partner
	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting